PRICING SUPPLEMENT NO. 46                                         Rule 424(b)(3)
DATED: July 13, 2000                                          File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)


                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000   Floating Rate Notes [x]    Book Entry Notes [x]

Original Issue Date: 7/18/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 7/18/2003         CUSIP#: 073928QU0

Option to Extend Maturity:      No  [x]
                                Yes [ ]   Final Maturity Date:


                                              Optional          Optional
                         Redemption           Repayment         Repayment
   Redeemable On          Price(s)             Date(s)           Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s): *

[ ]  Treasury Rate                      Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                      Interest Payment Date(s): **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 7.15%            Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus): +0.42%

*  On the 18th of each January,  April,  July and October  prior to the Maturity
   Date.

** On the 18th of each January, April, July and October and the Maturity Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.